Exhibit 21

Subsidiaries of the Registrant*

Roller Bearing Company of America, Inc. – Delaware
RBC Precision Products—Plymouth, Inc. – Delaware
Industrial Tectonics Bearings Corporation – Delaware
RBC Linear Precision Products, Inc. – Delaware
RBC Precision Products—Bremen, Inc. – Delaware
RBC Nice Bearings, Inc. – Delaware
RBC Lubron Bearing Systems, Inc. – Delaware
RBC Oklahoma, Inc. – Delaware
RBC Aircraft Products, Inc. – Delaware
RBC Southwest Products, Inc. – Delaware
All Power Manufacturing Co. – California
RBC de Mexico S DE RL DE CV – Mexico
Schaublin Holdings SA – Switzerland
Schaublin SA – Switzerland
RBC France SAS – France
Shanghai Representative Office of Roller Bearing Company of America, Inc. – People’s Republic of China
RBC Bearings U.K. Limited – U.K.
Phoenix Bearings, Ltd. – U.K.
RBC Aerostructures LLC – South Carolina
Western Precision Aero LLC – California
RBC Bearings Polska sp. z o.o. – Poland
All Power de Mexico, S DE RL DE CV - Mexico
Climax Metal Products Company – Ohio
RBC Turbine Components LLC – Delaware

All of which are, directly or indirectly, wholly-owned by the registrant.